PRO-FORMA CONSOLIDATED FINANCIAL STATEMENTS

 (Unaudited - Prepared by Management)

(Expressed in U.S. Dollars)

February 28, 2017

FORTEM RESOURCES INC.
PRO-FORMA CONSOLIDATED STATEMENT OF FINANCIAL POSITION
(Unaudited – Prepared by Management)
(Expressed in U.S. Dollars)
AS AT FEBRUARY 28, 2017
	Fortem February 28, 2017		Rolling Rock April 16, 2017	Note			Pro-forma Adjustments		Pro-forma Consolidated February 28, 2017
	$			$			$		$
Assets

Current
Cash		209,618	-		2			(100,000)		-
					3(b	)		(109,618)
Receivables		27,103	-					-		27,103
Prepaid expenses		24,099	-					-		24,099
		260,820	-					(209,618)		51,202

Deposit		33,082	-					-		33,082
Due from related party		-	-		3(b	)		130,397		-
					3(c	)		(130,397)
Equipment		54,956	-					-		54,956
Oil and gas properties, full cost method		123,578,323	130,397		2			39,135,347		186,988,903
					2			24,144,836

		123,927,181	130,397					63,070,565		187,128,143

Liabilities

Current
Bank indebtedness		-	-		3(b	)		20,779		20,779
Accounts payable and accrued liabilities		345,887	26,032		2			9,315		381,234
Loan payable		54,722	-					-		54,722
Advance payable		4,058	130,397		3(c	)		(130,397)		4,058
Due to related parties		108,831	-					-		108,831
Note payable		18,825	-					-		18,825
Derivative liabilities		2,590,477	-					-		2,590,477
		3,122,800	156,429					(100,303)		3,178,926

Asset retirement obligation		24,546	-					-		24,546
Deferred tax liabilities		40,269,805	-		2			24,144,836		64,414,641
		43,417,151	156,429					24,044,533		67,618,113

Shareholders' equity
Capital stock		70,428	-		2			20,000		90,428
Members' capital		-	-					-		-
Additional paid in capital		81,277,885	-		2			38,980,000		120,257,885
Obligation to issue shares		6,000,000	-					-		6,000,000
Share subscriptions receivable		(110,000)	-					-		(110,000)
Accumulated other comprehensive loss		(383,257)	-					-		(383,257)
Accumulated deficit		(6,345,026)	(26,032)		2			26,032		(6,345,026)
		80,510,030	(26,032)					39,026,032		119,510,030

		123,927,181	130,397					63,070,565		187,128,143

The accompanying notes are integral part of these pro-forma consolidated financial statements.

FORTEM RESOURCES INC.
PRO-FORMA CONSOLIDATED STATEMENT OF COMPREHENSIVE LOSS
(Unaudited – Prepared by Management)
(Expressed in U.S. Dollars)
PERIOD ENDED FEBRUARY 28, 2017

	Fortem Resources For the year ended February 28, 2017		Rolling Rock For the period ended April 16, 2017	Note	Pro-forma Adjustments		Pro-forma Consolidated
	$			$	$		$

Expenses
Consulting fees		70,592	-			-		70,592
Depreciation		3,409	-			-		3,409
Management fees		233,786	-			-		233,786
Office		51,373	-			-		51,373
Professional fees		176,057	26,032			-		202,089
		(535,217)	(26,032)			-		(561,249)

Interest income		251	-			-		251
Accretion expense		(202,263)	-			-		(202,263)
Gain on settlement of debt		79,239	-			-		79,239
Loss on settlement of convertible debt		(1,309,022)	-			-		(1,309,022)
Interest expense		(16,871)	-			-		(16,871)
Financing fee		(73,621)	-			-		(73,621)
Foreign exchange gain		271,294	-			-		271,294
Gain on write-off of accounts payable		215,348	-			-		215,348
Change in fair value of derivative liability		(1,197,268)	-			-		(1,197,268)
		(2,232,913)	-			-		(2,232,913)

Net loss for the year		(2,768,130)	(26,032)			-		(2,794,162)

Foreign currency translation		(249,977)	-			-		(249,977)

Comprehensive loss for the year		(3,018,107)	(26,032)			-		(3,044,139)

The accompanying notes are integral part of these pro-forma consolidated financial statements.

FORTEM RESOURCES INC.
NOTES TO PRO-FORMA CONSOLIDATED FINANCIAL STATEMENTS
(Unaudited – Prepared by Management)
(Expressed in U.S. Dollars)
FEBRUARY 28, 2017

1.	BASIS OF PRESENTATION

The accompanying unaudited pro-forma consolidated financial statements of Fortem Resources Inc. ("Fortem" or the “Company”) have been prepared by management in accordance with United States Generally Accepted Accounting Principles (“US GAAP”) from information derived from the unaudited pro-forma consolidated financial statements of Fortem and the financial statements of Rolling Rock Resources, LLC (“Rolling Rock”) together with other information available to the Company. In the opinion of the Company's management, the pro-forma consolidated financial statements include all adjustments necessary for the fair presentation of the transactions as described below.

The unaudited pro-forma consolidated financial statements are not necessarily indicative of the financial position or results of operations which would have resulted if the combination had actually occurred as set out in Note 2.

The unaudited pro-forma consolidated financial statements should be read in conjunction with the February 28, 2017 unaudited pro-forma consolidated financial statements of Fortem which included acquisitions of Colony          Energy, LLC and Black Dragon Energy, LLC, the February 28, 2017 audited financial statements of Fortem and the April 16, 2017 audited financial statements of Rolling Rock.

2.	PRELIMINARY PURCHASE PRICE ALLOCATION

In April 2017, the Company entered into and closed a Membership Interest Purchase Agreement with two arm’s length vendors to acquire all membership interests of Rolling Rock, a Nevada limited liability company. Rolling Rock has the right to acquire a 50% working interest in and to certain leases, hydrocarbons, wells, agreements, equipment, surface rights agreements and assignable permits totaling approximately 101,888 acres (160 sections) at an 80% net revenue interest located in the Mancos formation in the Southern Uinta Basin, Utah (“Rolling Rock Property”).

In consideration for the acquisition of Rolling Rock, the Company issued an aggregate of 20,000,000 shares of its common stock to the two vendors on the closing date (issued at a fair value of $39,000,000) and paid $100,000 prior to the closing as a non-refundable deposit.

The assets and liabilities of Rolling Rock assumed on the acquisition are as follows:

	$
Oil and gas properties		130,397
Accounts payable and accrued liabilities		(26,032)
Advance payable		(130,397)

Net liabilities		(26,032)

The total consideration for the acquisition is as follows:

	$
Value of shares issued		39,000,000
Cash paid		100,000
Transaction costs		9,315
		39,109,315
Add: net liabilities		26,032

Consideration paid over the net liabilities of Rolling Rock		39,135,347

The consideration paid plus the net liabilities of Rolling Rock has been added to the oil and gas property to reflect the fair value of the Rolling Rock Property.

As a result of the acquisition, the Company recorded a deferred tax liability of $24,144,836.

FORTEM RESOURCES INC.
NOTES TO PRO-FORMA CONSOLIDATED FINANCIAL STATEMENTS
(Unaudited – Prepared by Management)
(Expressed in U.S. Dollars)
FEBRUARY 28, 2017

3.	PRO-FORMA TRANSACTIONS

The pro-forma consolidated financial statements have been prepared based on the following assumptions:

a)
The unaudited pro-forma consolidated statement of financial position gives effect to the acquisition as if it had occurred on February 28, 2017.  The unaudited pro-forma consolidated statement of comprehensive loss gives effect to the acquisition as if it occurred on the first day of the period presented.

b)	Fortem advanced $130,397 as a loan to Rolling Rock.

c)	The intercompany loan mentioned in 3(b) above has been eliminated.